Schedule A
amended as of June 30, 2016
to the Sub-Advisory Agreement
dated January 11, 2013
between AdvisorShares Investments, LLC
andTreesdale Partners, LLC


ADVISORSHARES TRUST

Treesdale Rising Rates ETF



Agreed and Accepted:


AdvisorShares Investments, LLC
By:/s/ Dan Ahrens
Name:Dan Ahrens
Title: Managing Director

Treesdale Partners, LLC
By:/s/ Yung Lim
Name:Yung Lim
Title: Managing Partner




Schedule B
amended as of June 30, 2016
to the Sub-Advisory Agreement
dated January 11, 2013
between AdvisorShares Investments, LLC
and Treesdale Partners, LLC

A.	Sub-Advisory Fee.  Pursuant to Paragraph 4, the fees for
the Funds, each a series of AdvisorShares Trust, shall be calculated based on the average daily net assets of a Fund, and the Adviser shall pay the Sub-Adviser monthly at the following annual rates:

Fee Schedule

Name of Fund                  Sub-Advisory Fee
Treesdale Rising Rates ETF         0.65%          First
                                                  $250,000,000

                                   0.59%          Next
                                                  $750,000,000

                                   0.54%          $1,000,000,000

Agreed and Accepted:


AdvisorShares Investments, LLC
By:/s/ Dan Ahrens
Name:Dan Ahrens
Title:Managing Director


Treesdale Partners, LLC
By:/s/ Yung Lim
Name:Yung Lim
Title:Managing Partner